8233 Baumgart Road                                        Contact Mark L. Lemond
Evansville, Indiana 47725                  President and Chief Executive Officer
www.shoecarnival.com                                         or W. Kerry Jackson
(812) 867-4034                       Sr. Vice President, Chief Financial Officer
                                                                   and Treasurer
FOR IMMEDIATE RELEASE

--------------------------------------------------------------------------------

              SHOE CARNIVAL REPORTS RESULTS FOR FIRST QUARTER 2003

         Evansville, Indiana, May 15, 2003 - Shoe Carnival, Inc. (Nasdaq: SCVL) a leading retailer of value-priced footwear and accessories, today announced sales and earnings for the first quarter ended May 3, 2003. Net earnings for the 13-week first quarter decreased 10 percent to $5.1 million as compared with net earnings of $5.7 million in the first quarter ended May 4, 2002. Diluted earnings per share decreased 11 percent to $.39 per share from $.44 per share last year.

         Net sales for the first quarter increased 5.8 percent to $136.9 million from $129.4 million last year. Comparable store sales decreased 5.5 percent for the 13-week period.

         The gross profit margin for the first quarter of 2003 decreased to 29.9 percent from 30.2 percent in the first quarter of 2002. Included in gross profit is a gain of $175,000, or 0.1 percent of sales, attributable to an insurance settlement for inventory damaged by a tornado in September 2002. Selling, general and administrative expenses for the first quarter, as a percentage of sales, increased to 23.8 percent from 23.0 percent in last year's first quarter. New store pre-opening costs incurred in the first quarter were $772,000 or 0.6 percent of sales, compared with $432,000 or 0.3 percent of sales last year. The Company opened 13 new stores in the first quarter of 2003 versus opening six stores in the first quarter of 2002. SG&A expenses are net of a gain of $89,000 from an insurance settlement for fixed assets damaged by a tornado.

         Interest expense declined to $166,000 in the first quarter from $264,000 last year due to lower average borrowings and a lower effective interest rate. The effective income tax rate for the first quarter of 2003 and 2002 was 37.5 percent.

         Commenting on the results, Mark Lemond, president and chief executive officer said, "We believe that the combination of a continued weak economy, the conflict in Iraq and abnormal weather patterns during the spring selling season resulted in lower customer traffic. Our business strategy over the past five quarters has focused on strict cost controls and reduced inventory levels. While sales and earnings fell short of our original expectations for the first quarter, we effectively managed our inventories and ended the quarter with inventories down 1.2 percent on a per-store basis."

         The Company ended the first quarter with 220 stores. Eleven stores are expected to open in the second quarter and approximately 16 stores are expected to open in the second half of 2003. After closing four stores in the latter half of the year, the Company expects to end fiscal 2003 with approximately 243 stores.

         Mr. Lemond concluded, "Due to the continuing challenges at retail, we believe it is prudent to be cautious in our outlook for the second quarter and we will manage our inventories and expenses accordingly. We now expect second quarter earnings to be in the range of $.27 to $.31 per diluted share."

         The 13 stores opened during the first quarter included locations in:

                     City                          Market/Stores
             ----------------------             ------------------
             Denver, CO                         Denver/1
             Fort Collins, CO                   Fort Collins/1
             Jupiter, FL                        West Palm Beach/2
             Conyers, GA                        Atlanta/9
             Morton Grove, IL                   Chicago/15
             Slidell, LA                        New Orleans/3
             Jefferson City, MO                 Jefferson City/1
             Lima, OH                           Lima/2
             Niles, OH                          Youngstown/2
             Houston, TX                        Houston/1
             Green Bay, WI                      Green Bay/1
             West Bend, WI                      Milwaukee/3
             Clarksburg, WV                     Clarksburg/1

         Today, at 2:00 p.m. Eastern time, the Company will host a conference call to discuss the first quarter results. The public can listen to the live webcast of the call by visiting Shoe Carnival's Investor Relations page at www.shoecarnival.com. While the question-and-answer session will be available to all listeners, questions from the audience will be limited to institutional analysts and investors. A replay of the webcast will be available on our website for two weeks beginning approximately two hours after the conclusion of the conference call.

         This press release contains forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to: general economic conditions in the areas of the United States in which our stores are located; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; the potential impact of national and international security concerns on the retail environment; changes in our relationships with key suppliers; the impact of competition and pricing; changes in weather patterns, consumer buying trends and our ability to identify and respond to emerging fashion trends; risks associated with the seasonality of the retail industry; the availability of desirable store locations at acceptable lease terms and our ability to open new stores in a timely manner; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; and changes in the trade relationship between the United States and countries which are the major manufacturers of footwear.

         In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as "believes," "expects," "may," "will," "should," "seeks," "pro forma," "anticipates," "intends" or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.

         Shoe Carnival is a chain of 221 footwear stores located in the Midwest, South and Southeast. Combining value pricing with an entertaining store format, Shoe Carnival is a leading retailer of name brand and private label footwear for the entire family. Headquartered in Evansville, IN, Shoe Carnival trades on the Nasdaq Stock Market under the symbol SCVL. Shoe Carnival's press releases and annual report are available on the Company's website at www.shoecarnival.com.

                             Financial Tables Follow

                               SHOE CARNIVAL, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                         (In thousands, except per share)
                                   (Unaudited)


                                                        13 Weeks Ended
                                                    May 3,            May 4,
                                                     2003              2002
                                               -------------       ------------
Net sales                                      $     136,850       $    129,384
Cost of sales (including buying,
     distribution and occupancy costs)                95,969             90,302
                                               -------------       ------------
Gross profit                                          40,881             39,082
Selling, general and administrative
     expenses                                         32,587             29,761
                                               -------------       ------------
Operating income                                       8,294              9,321
Interest expense                                         166                264
                                               -------------       ------------
Income before income taxes                             8,128              9,057
Income taxes                                           3,048              3,396
                                               -------------       ------------
Net income                                     $       5,080       $      5,661
                                               =============       ============

Net income per share:
     Basic                                     $         .40       $        .45
                                               =============       ============
     Diluted                                   $         .39       $        .44
                                               =============       ============

Average shares outstanding:
     Basic                                            12,625             12,471
                                               =============       ============
     Diluted                                          12,962             12,932
                                               =============       ============

                               SHOE CARNIVAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)


                                     ASSETS

                                                   May 3,       February 1,         May 4,
                                                    2003            2003             2002
                                               -----------      -----------     -----------
Current Assets:
  Cash and cash equivalents                    $     4,140      $     5,782     $     3,616
  Accounts receivable                                2,236            1,134           1,392
  Merchandise inventories                          150,063          146,091         129,783
  Deferred income tax benefit                        1,197              901             483
  Other                                              1,405            1,890           1,584
                                               -----------      -----------     -----------
Total Current Assets                               159,041          155,798         136,858
Property and equipment-net                          66,956           63,477          59,607
                                               -----------      -----------     -----------

TOTAL ASSETS                                   $   225,997      $   219,275     $   196,465
                                               ===========      ===========     ===========


                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                             $    43,736      $    49,847     $    37,787
  Accrued and other liabilities                     12,771            9,276          11,033
  Current portion of long-term debt                    360              427             725
                                               -----------      -----------     -----------
Total Current Liabilities                           56,867           59,550          49,545
Long-term debt                                      18,559           15,503          16,269
Deferred lease incentives                            6,270            5,262           4,096
Accrued rent                                         2,536            2,458           2,144
Deferred income taxes                                4,740            4,971           4,078
Other                                                  798              640             439
                                               -----------      -----------     -----------

TOTAL LIABILITIES                                   89,770           88,384          76,571

SHAREHOLDERS' EQUITY                               136,227          130,891         119,894
                                               -----------      -----------     -----------

TOTAL LIABILITIES AND
     SHAREHOLDERS' EQUITY                      $   225,997      $   219,275     $   196,465
                                               ===========      ===========     ===========

                               SHOE CARNIVAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                Thirteen           Thirteen
                                                               Weeks Ended        Weeks Ended
                                                               May 3, 2003        May 4, 2002
                                                               -----------        -----------
Cash Flows From Operating Activities
Net income                                                   $       5,080      $      5,661
Adjustments to reconcile net income
   to net cash provided by operating activities:
     Depreciation and amortization                                   3,335             2,882
     (Gain) loss on retirement of assets                               (60)                6
     Deferred income taxes                                            (527)             (179)
     Other                                                             151                99
     Changes in operating assets and liabilities:
       Accounts receivable                                          (1,003)              (94)
       Merchandise inventories                                      (3,972)            5,866
       Accounts payable and accrued liabilities                     (2,627)           (1,688)
       Other                                                           506               231
                                                             -------------      ------------
Net cash provided by operating activities                              883            12,784
                                                             -------------      ------------

Cash Flows From Investing Activities
   Purchases of property and equipment                              (6,862)           (5,198)
   Lease incentives                                                  1,093                 0
                                                             -------------      ------------
Net cash used in investing activities                               (5,769)           (5,198)
                                                             -------------      ------------

Cash Flows From Financing Activities
   Net borrowings (payments) under line of credit                    3,125           (11,300)
   Payments on long-term debt                                         (137)             (260)
   Proceeds from issuance of stock                                     256             2,131
                                                             -------------      ------------
   Net cash provided by (used in) financing activities               3,244            (9,429)
                                                             -------------      ------------
Net decrease in cash and cash equivalents                           (1,642)           (1,843)
Cash and cash equivalents at beginning of period                     5,782             5,459
                                                             -------------      ------------

Cash and Cash Equivalents at end of period                   $       4,140      $      3,616
                                                             =============      ============